SLM Student Loan Trust 2003-7
Quarterly Servicing Report
Report Date: 8/31/2004 Reporting Period: 06/01/04-08/31/04

I. Deal Parameters

	Student Loan Portfolio Characteristics		05/31/04	Activity	8/31/2004
A	i	Portfolio Balance	$2,362,305,420.43	$(44,922,214.85)	$2,317,383,205.58
	ii	Interest to be Capitalized	11,528,132.13		11,737,802.63

	iii	Total Pool	$2,373,833,552.56		$2,329,121,008.21

	iv	Specified Reserve Account Balance	5,934,583.88		5,822,802.52

	v	Total Adjusted Pool	$2,379,768,136.44		$2,334,943,810.73

B	i	Weighted Average Coupon (WAC)	6.176%		6.167%
	ii	Weighted Average Remaining Term	257.81		256.69
	iii	Number of Loans	126,362		124,007
	iv	Number of Borrowers	77,846		76,224
	v	Aggregate Outstanding Principal Balance — T-Bill	$452,468,266.13		$441,752,306.55
	vi	Aggregate Outstanding Principal Balance — Commercial Paper	$1,909,837,154.30		$1,887,368,701.66

	Notes and Certificates			Spread	Exchange Rate	Balance 06/15/04	Balance 09/15/04
C	i	A-1 Notes	78442GHD1	0.010%	1.0000	$116,781,136.44	$71,956,810.73
	ii	A-2 Notes	78442GHE9	0.030%	1.0000	$296,165,000.00	$296,165,000.00
	iii	A-3 Notes	78442GHF6	0.110%	1.0000	$362,511,000.00	$362,511,000.00
	iv	A-4 Notes	78442GHG4	0.200%	1.0000	$311,079,000.00	$311,079,000.00
	v	A-5A Notes	78442GHH2	0.160%	1.0000	$367,497,000.00	$367,497,000.00
	vi	A-5B* Notes	XS0172693052	—	1.1330	€750,000,000.00	750,000,000.00
	vii	B Notes	78442GHK5	0.570%	1.0000	$75,985,000.00	$75,985,000.00

	Reserve Account		06/15/04	09/15/04
D	i	Required Reserve Acct Deposit (%)	0.25%	0.25%
	ii	Reserve Acct Initial Deposit ($)	$—	$—
	iii	Specified Reserve Acct Balance ($)	$5,934,583.88	$5,822,802.52
	iv	Reserve Account Floor Balance ($)	$3,761,650.00	$3,761,650.00
	v	Current Reserve Acct Balance ($)	$5,934,583.88	$5,822,802.52
	Other Accounts		06/15/04	09/15/04
E	i	Remarketing Fee Account	$—	$—
	ii	Capitalized Interest Account	$19,000,000.00	$19,000,000.00
	iii	Principal Accumulation Account (A-5A)	$—	$—
	iv	Supplemental Interest Account (A-5A)	$—	$—
	v	Principal Accumulation Account (A-5B)	$—	$—
	vi	Supplemental Interest Account (A-5B)	$24,565,446.35	$23,038,492.81
	Asset/Liability		06/15/04	9/15/2004
F	i	Total Adjusted Pool	$2,379,768,136.44	$2,334,943,810.73
	ii	Total $ Equivalent Notes	$2,379,768,136.44	$2,334,943,810.73
	iii	Difference	$—	$—
	iv	Parity Ratio	1.00000	1.00000

* A-5B Notes are denominated in Euros

II. 2003-7 Transactions from: 05/31/04 through: 08/31/04

A	Student Loan Principal Activity
	i	Regular Principal Collections	$51,157,002.85
	ii	Principal Collections from Guarantor	5,814,380.41
	iii	Principal Reimbursements	(0.11)
	iv	Other System Adjustments	0.00

	v	Total Principal Collections	$56,971,383.15

B	Student Loan Non-Cash Principal Activity
	i	Other Adjustments	$63,771.99
	ii	Capitalized Interest	(12,112,940.29)

	iii	Total Non-Cash Principal Activity	$(12,049,168.30)

C	Total Student Loan Principal Activity		$44,922,214.85

D	Student Loan Interest Activity
	i	Regular Interest Collections	$21,637,325.80
	ii	Interest Claims Received from Guarantors	331,654.64
	iii	Collection Fees/Returned Items	5,399.44
	iv	Late Fee Reimbursements	277,709.24
	v	Interest Reimbursements	433.43
	vi	Other System Adjustments	0.00
	vii	Special Allowance Payments	124,813.18
	viii	Subsidy Payments	1,881,975.08

	ix	Total Interest Collections	$24,259,310.81

E	Student Loan Non-Cash Interest Activity
	i	Interest Accrual Adjustment	$688.49
	ii	Capitalized Interest	12,112,940.29

	iii	Total Non-Cash Interest Adjustments	$12,113,628.78

F	Total Student Loan Interest Activity		$36,372,939.59

G	Non-Reimbursable Losses During Collection Period		$65,087.55
H	Cumulative Non-Reimbursable Losses to Date		$192,607.94

III. 2003-7 Collection Account Activity 05/31/04 through 08/31/04

A	Principal Collections
	i	Principal Payments Received	$31,864,639.12
	ii	Consolidation Principal Payments	25,106,744.14
	iii	Reimbursements by Seller	0.00
	iv	Borrower Benefits Reimbursements	0.00
	v	Reimbursements by Servicer	(0.11)
	vi	Re-purchased Principal	0.00

	vii	Total Principal Collections	$56,971,383.15

B	Interest Collections
	i	Interest Payments Received	$23,783,551.02
	ii	Consolidation Interest Payments	192,217.68
	iii	Reimbursements by Seller	73.13
	iv	Borrower Benefits Reimbursements	0.00
	v	Reimbursements by Servicer	360.30
	vi	Re-purchased Interest	0.00
	vii	Collection Fees/Return Items	5,399.44
	viii	Late Fees	277,709.24

	ix	Total Interest Collections	$24,259,310.81

C	Other Reimbursements		$309,761.16

D	Reserves In Excess of the Requirement		$111,781.36

E	Reset Period Target Amount Excess		$—

F	Funds Released from Supplemental Interest Account(s)		$24,565,446.35

G	Interest Rate Cap Proceeds		$—

H	Interest Rate Swap Proceeds		$—

I	Administrator Account Investment Income		$—

J	Trust Account Investment Income		$280,231.83

K	Funds Released from Capitalized Interest Account		$—

	TOTAL AVAILABLE FUNDS		$106,497,914.66

	LESS FUNDS PREVIOUSLY REMITTED:
		Servicing Fees	$(1,966,954.27)
		Consolidation Loan Rebate Fees	(6,058,254.90)

K	NET AVAILABLE FUNDS		$98,472,705.50

L	Servicing Fees Due for Current Period		$971,440.84

M	Carryover Servicing Fees Due		$—

N	Administration Fees Due		$25,000.00

O	Total Fees Due for Period		$996,440.84

IV. 2003-7 Portfolio Characteristics

	Weighted Avg Coupon		# of Loans		% *		Principal Amount		% *
STATUS	05/31/04	08/31/04	05/31/04	08/31/04	05/31/04	08/31/04	05/31/04	08/31/04	05/31/04	08/31/04
INTERIM:
In School
Current	0.000%	0.000%	0	0	0.000%	0.000%	$0.00	$0.00	0.000%	0.000%

Grace
Current	0.000%	0.000%	0	0	0.000%	0.000%	$0.00	$0.00	0.000%	0.000%

TOTAL INTERIM	0.000%	0.000%	0	0	0.000%	0.000%	$0.00	$0.00	0.000%	0.000%
REPAYMENT
Active
Current	6.044%	6.031%	87,837	85,339	69.512%	68.818%	$1,529,808,619.43	$1,489,878,789.80	64.759%	64.291%
31-60 Days Delinquent	6.845%	6.820%	3,557	3,197	2.815%	2.578%	$65,766,829.19	$56,673,657.62	2.784%	2.446%
61-90 Days Delinquent	7.041%	6.968%	1,872	1,739	1.481%	1.402%	$34,636,057.19	$31,630,689.44	1.466%	1.365%
91-120 Days Delinquent	7.049%	7.079%	944	1,047	0.747%	0.844%	$17,652,127.64	$19,931,746.15	0.747%	0.860%
> 120 Days Delinquent	7.089%	7.257%	1,882	1,994	1.489%	1.608%	$36,136,365.57	$38,100,670.19	1.530%	1.644%

Deferment
Current	6.030%	6.044%	12,674	13,173	10.030%	10.623%	$260,982,665.90	$271,758,115.06	11.048%	11.727%

Forbearance
Current	6.449%	6.440%	17,428	17,343	13.792%	13.986%	$414,117,000.40	$406,205,096.76	17.530%	17.529%

TOTAL REPAYMENT	6.174%	6.166%	126,194	123,832	99.867%	99.859%	$2,359,099,665.32	$2,314,178,765.02	99.864%	99.862%
Claims in Process (1)	7.820%	7.240%	168	175	0.133%	0.141%	$3,205,755.11	$3,204,440.56	0.136%	0.138%
Aged Claims Rejected (2)	0.000%	0.000%	0	0	0.000%	0.000%	$0.00	$0.00	0.000%	0.000%
GRAND TOTAL	6.176%	6.167%	126,362	124,007	100.000%	100.000%	$2,362,305,420.43	$2,317,383,205.58	100.000%	100.000%

(1) Claims filed and unpaid; includes claims rejected aged less than 6 months.
(2) Claims rejected (subject to cure) aged 6 months or more; also includes claims deemed incurable pending repurchase.
* Percentages may not total 100% due to rounding.

V. 2003-7 Various Interest Accruals and Floating Rate Swap Payments

A	Borrower Interest Accrued During Collection Period		$34,245,937.24

B	Interest Subsidy Payments Accrued During Collection Period		1,811,285.56

C	SAP Payments Accrued During Collection Period		356,144.07

D	Investment Earnings Accrued for Collection Period (TRUST ACCOUNTS)		280,231.83

E	Investment Earnings (ADMINISTRATOR ACCOUNTS)		0.00

F	Consolidation Loan Rebate Fees		(6,058,254.90)

G	Net Expected Interest Collections		$30,635,343.80

H	Interest Rate Cap Payments Due to the Trust
			Cap
	i	Cap Notional Amount	CAP TERMINATED

	ii	Libor (Interpolated first period)	1.52000%
	iii	Cap %	5.00000%

	iv	Excess Over Cap (ii-iii)	0.00000%

	v	Cap Payments Due to the Trust	$0.00

I Interest Rate Swap on Fixed Rate Reset Notes

Swap Payments		A-5A Swap Calc	A-5B Swap Calc

i	Notional Swap Amount (USD)	—	$849,750,000

ii	Notional Swap Amount (Euros)	—	750,000,000

SLM Student Loan Trust Pays:
iia	3 Month Libor	0.00000%	1.52000%

iib	Spread	0.000%	0.265%

iic	Pay Rate	0.000%	1.785%

iii	Gross Swap Payment Due Counterparty	$0.00	$3,876,276.25
iv	Days in Period 06/15/04 09/15/04	92	92

Counterparty Pays:
v	Fixed Rate Equal To Respective Reset Note Rate	0.00000%	3.80000%
vi	Gross Swap Receipt Due Paying Agent	$0.00	0.00 *
vii	Days in Period 06/15/04 06/15/05	365	365

*A-5B Counterparty pays in Euros

VI. 2003-7 Accrued Interest Factors

		Accrued
		Int Factor	Accrual Period	Rate	Index

A	Class A-1 Interest Rate	0.003910000	(6/15/04 — 9/15/04)	1.53000%	LIBOR

B	Class A-2 Interest Rate	0.003961111	(6/15/04 — 9/15/04)	1.55000%	LIBOR

C	Class A-3 Interest Rate	0.004165556	(6/15/04 — 9/15/04)	1.63000%	LIBOR

D	Class A-4 Interest Rate	0.004395556	(6/15/04 — 9/15/04)	1.72000%	LIBOR

E	Class A-5A Interest Rate	0.004293333	(6/15/04 — 9/15/04)	1.68000%	LIBOR

F	Class A-5B Interest Rate*	0.000000000	(6/15/04 — 06/15/05)	3.80000%	Fixed

J	Class B Interest Rate	0.005341111	(6/15/04 — 9/15/04)	2.09000%	LIBOR

* Fixed rate euros to be paid to noteholders annually

VII. 2003-7 Inputs From Original Data 05/31/04

A	Total Student Loan Pool Outstanding
	i	Portfolio Balance	$2,362,305,420.43
	ii	Interest To Be Capitalized	11,528,132.13
	iii	Total Pool	$2,373,833,552.56
	iv	Specified Reserve Account Balance	5,934,583.88

	v	Total Adjusted Pool	$2,379,768,136.44

B	Total Note and Certificate Factor		0.93956364326
C	Total Note Balance		$2,379,768,136.44

D	Note Balance 06/15/04		Class A-1	Class A-2	Class A-3	Class A-4	Class A-5A	Class A-5B	Class B

	i	Current Factor	0.4327519258	1.0000000000	1.0000000000	1.0000000000	1.0000000000	1.0000000000	1.0000000000
	ii	Expected Note Balance	$116,781,136.44	$296,165,000.00	$362,511,000.00	$311,079,000.00	$367,497,000.00	$750,000,000.00	$75,985,000.00
E	Note Principal Shortfall		$0.00	$0.00	$0.00	$0.00	$0.00	$0.00	$0.00
F	Interest Shortfall		$0.00	$0.00	$0.00	$0.00	$0.00	$0.00	$0.00
G	Interest Carryover		$0.00	$0.00	$0.00	$0.00	$0.00	$0.00	$0.00

H	Reserve Account Balance		$5,934,583.88
I	Unpaid Primary Servicing Fees from Prior Month(s)		$0.00
J	Unpaid Administration fees from Prior Quarter(s)		$0.00
K	Unpaid Carryover Servicing Fees from Prior Quarter(s)		$0.00
L	Interest Due on Unpaid Carryover Servicing Fees		$0.00

VIII. 2003-7 Remarketing Fee

	Remarketing Fee Account Reconciliation	A-5A	A-5B	Total

	Next Reset Date	6/16/2008	6/15/2010

i	Reset Period Target Amount	$—	$—	$—

ii	Remarketing Fee Account Balance (net of inv earnings)	$—	$—	$—

iii	Quarterly Funding Amount	$—	$—	$—

IX. 2003-7 Trigger Events

A	Has Stepdown Date Occurred?	N
	The Stepdown Date is the earlier of (1) 09/15/2008 or (2) the first date on which no class A notes remain outstanding.

B	Note Balance Trigger	N

	Class A Percentage	100.00%
	Class B Percentage	0.00

X. 2003-7 Waterfall for Distributions

					Remaining
					Funds Balance
A	Total Available Funds ( Section III-K )			$98,472,705.50	$98,472,705.50

B	Primary Servicing Fees-Current Month			$971,440.84	$97,501,264.66

C	Administration Fee			$25,000.00	$97,476,264.66

D	Aggregate Quarterly Funding Amount			$0.00	$97,476,264.66

E	Noteholder’s Interest Distribution Amounts
	i	Class A-1		$456,614.24	$97,019,650.42
	ii	Class A-2		$1,173,142.47	$95,846,507.95
	iii	Class A-3		$1,510,059.71	$94,336,448.24
	iv	Class A-4		$1,367,365.03	$92,969,083.21
	v	Class A-5A		$1,577,787.12	$91,391,296.09
	vi	Class A-5B USD payment to the swap counterparty*		$3,876,276.25	$87,515,019.84

			Total	$9,961,244.82

F	Class B Noteholders’ Interest Distribution Amount			$405,844.33	$87,109,175.51

G	Noteholder’s Principal Distribution Amounts Paid (or set aside**)
	i	Class A-1		$44,824,325.71	$42,284,849.80
	ii	Class A-2		$0.00	$42,284,849.80
	iii	Class A-3		$0.00	$42,284,849.80
	iv	Class A-4		$0.00	$42,284,849.80
	v	Class A-5A		$0.00	$42,284,849.80
	vi	Class A-5B		$0.00	$42,284,849.80

			Total	$44,824,325.71

H	Increase to Supplemental Interest Account			$23,038,492.81	$19,246,356.99

I	Class B Noteholder’s Principal Distribution Amount			$0.00	$19,246,356.99

J	Increase to the Specified Reserve Account			$0.00	$19,246,356.99

K	Carryover Servicing Fees			$0.00	$19,246,356.99

L	Remarketing Costs in Excess of Remarketing Fee Account			$0.00	$19,246,356.99

M	Excess to Excess Distribution Certificate Holder			$19,246,356.99	$0.00

* Fixed rate euro interest to be paid to noteholders annually
** Amounts allocated to classes of fixed rate reset notes are deposited into their accumulation account for distribution on the next related reset date

XI. 2003-7 Other Account Deposits and Reconciliations

A	Reserve Account

	i	Beginning of Period Account Balance	$5,934,583.88
	ii	Deposits to correct Shortfall	$—
	iii	Total Reserve Account Balance Available	$5,934,583.88
	iv	Required Reserve Account Balance	$5,822,802.52
	v	Shortfall Carried to Next Period	$—
	vi	Excess Reserve - Release to Collection Account	$111,781.36

	vii	End of Period Account Balance	$5,822,802.52

B	Capitalized Interest Account

	i	Beginning of Period Account Balance	$19,000,000.00
	ii	Capitalized Interest Release to the Collection Account	$—

	iii	End of Period Account Balance	$19,000,000.00

E	Remarketing Fee Account		A-5A	A-5B	Total

	i	Next Reset Date	6/16/2008	6/15/2010
	ii	Reset Period Target Amount	$—	$—	$—
	iii	Quarterly Required Amount	$—	$—	$—
	iv	Beginning of Period Account Balance (net of investment earnings)	$—	$—	$—
	v	Quarterly Funding Amount	$—	$—	$—
	vi	Reset Period Target Amount Excess	$—	$—	$—

	vii	End of Period Account Balance (net of investment earnings)	$—	$—	$—

C	Accumulation Accounts		A-5A	A-5B	Total

	i	Accumulation Account Beginning Balance	$—	$—	$—
	ii	Principal deposits for payment on the next Reset Date	$—	$—	$—
	iii	Principal Payments to the Noteholders on Reset Date	$—	$—	$—

	iv	Ending Accumulation Account Balance	$—	$—	$—

D	Supplemental Interest Account		A-5A	A-5B

		Determined	n/a	9/8/2004
	i	Cross Currency Swap Pay Rate	0.00000%	1.78500%
	ii	Investment Rate	0.00000%	1.32000%

	iii	Difference	0.00000%	0.46500%
	iv	Number of Days Through Next Reset Date	1370	2099
	v	Supplemental Interest Account Beginning Balance	$—	$24,565,446.35
	vi	Funds Released into Collection Account	$—	$24,565,446.35
	vii	Supplemental Interest Account Deposit Amount	$—	$23,038,492.81

XII. 2003-7 Distributions

A	Distribution Amounts			Class A-1	Class A-2	Class A-3	Class A-4	Class A-5A	Class A-5B	Class B
	i	Quarterly Interest Due		$456,614.24	$1,173,142.47	$1,510,059.71	$1,367,365.03	$1,577,787.12	€0.00	$405,844.33
	ii	Quarterly Interest Paid		456,614.24	1,173,142.47	1,510,059.71	1,367,365.03	1,577,787.12	0.00	405,844.33

	iii	Interest Shortfall		$0.00	$0.00	$0.00	$0.00	$0.00	€0.00	$0.00

	vii	Quarterly Principal Due		$44,824,325.71	$0.00	$0.00	$0.00	$0.00	€0.00	$0.00
	viii	Quarterly Principal Paid		44,824,325.71	0.00	0.00	0.00	0.00	0.00	0.00

	ix	Quarterly Principal Shortfall		$0.00	$0.00	$0.00	$0.00	$0.00	€0.00	$0.00

	x	Total Distribution Amount		$45,280,939.95	$1,173,142.47	$1,510,059.71	$1,367,365.03	$1,577,787.12	€0.00	$405,844.33

B	Principal Distribution Reconciliation
	i	Notes Outstanding Principal Balance 6/15/2004		$2,379,768,136.44
	ii	Adjusted Pool Balance 8/31/2004		2,334,943,810.73

	iii	Adjusted Pool Exceeding Notes Balance (i-ii)		$44,824,325.71

	iv	Adjusted Pool Balance 5/31/2004		$2,379,768,136.44
	v	Adjusted Pool Balance 8/31/2004		2,334,943,810.73

	vi	Current Principal Due (iv-v)		$44,824,325.71
	vii	Principal Shortfall from Prior Collection Period		—

	viii	Principal Distribution Amount (vi + vii)		$44,824,325.71

	ix	Principal Distribution Amount Paid		$44,824,325.71

	x	Principal Shortfall (viii-ix)		$—

F	Reserve Account Reconciliation
	i	Beginning of Period Balance			$5,934,583.88
	ii	Deposits to correct Shortfall			$—
	iv	Total Reserve Account Balance Available			$5,934,583.88
	v	Required Reserve Account Balance			$5,822,802.52

	vi	Shortfall Carried to Next Period			$—
	vii	Excess Reserve — Release to Waterfall			$111,781.36
	viii	Ending Reserve Account Balance			$5,822,802.52

G	Note Balances			6/15/2004	9/15/2004
	i	A-1 Note Balance	78442GHD1	$116,781,136.44	$71,956,810.73
		A-1 Note Pool Factor		0.4327519258	0.2666479311

	ii	A-2 Note Balance	78442GHE9	$296,165,000.00	$296,165,000.00
		A-2 Note Pool Factor		1.0000000000	1.0000000000

	iii	A-3 Note Balance	78442GHF6	$362,511,000.00	$362,511,000.00
		A-3 Note Pool Factor		1.0000000000	1.0000000000

	iv	A-4 Note Balance	78442GHG4	$311,079,000.00	$311,079,000.00
		A-4 Note Pool Factor		1.0000000000	1.0000000000

	v	A-5A Note Balance	78442GHH2	$367,497,000.00	367,497,000.00
		A-5A Note Pool Factor		1.0000000000	1.0000000000

	vi	A-5B Note Balance	XS0172693052	$750,000,000.00	$750,000,000.00
		A-5B Note Pool Factor		1.0000000000	1.0000000000

	x	B Note Balance	78442GHK5	$75,985,000.00	$75,985,000.00
		B Note Pool Factor		1.0000000000	1.0000000000

XIII. 2003-7 Historical Pool Information

			06/01/04-08/31/04	03/01/04-05/31/04	12/01/03-02/29/04	09/01/03-11/30/03	05/26/03-08/31/03
Beginning Student Loan Portfolio Balance			$2,362,305,420.43	$2,392,475,978.39	$2,425,990,904.31	$2,456,999,589.36	$2,496,362,688.17
	Student Loan Principal Activity
	i	Regular Principal Collections	$51,157,002.85	$36,853,451.99	$40,329,315.16	$42,083,248.82	$44,352,516.88
	ii	Principal Collections from Guarantor	5,814,380.41	4,943,981.01	5,741,701.39	3,012,656.11	862,714.10
	iii	Principal Reimbursements	(0.11)	62,381.64	(66.74)	8,823.14	6,795,511.48
	iv	Other System Adjustments	—	—	—	—	—

	v	Total Principal Collections	$56,971,383.15	$41,859,814.64	$46,070,949.81	$45,104,728.07	$52,010,742.46
	Student Loan Non-Cash Principal Activity
	i	Other Adjustments	$63,771.99	$47,512.01	$70,442.39	$384,594.52	$573,878.99
	ii	Capitalized Interest	(12,112,940.29)	(11,736,768.69)	(12,626,466.28)	(14,480,637.54)	(13,221,522.64)

	iii	Total Non-Cash Principal Activity	$(12,049,168.30)	$(11,689,256.68)	$(12,556,023.89)	$(14,096,043.02)	$(12,647,643.65)
(-)	Total Student Loan Principal Activity		$44,922,214.85	$30,170,557.96	$33,514,925.92	$31,008,685.05	$39,363,098.81
	Student Loan Interest Activity
	i	Regular Interest Collections	$21,637,325.80	$21,865,345.93	$22,172,407.48	$22,333,657.36	$24,510,623.33
	ii	Interest Claims Received from Guarantors	331,654.64	294,866.87	318,533.01	71,157.49	15,218.36
	iii	Collection Fees/Returned Items	5,399.44	3,699.47	3,433.99	2,019.16	2,217.68
	iv	Late Fee Reimbursements	277,709.24	260,020.34	268,335.82	255,811.83	253,021.93
	v	Interest Reimbursements	433.43	2,421.26	658.58	23.31	41,684.02
	vi	Other System Adjustments	—	—	—	—	—
	vii	Special Allowance Payments	124,813.18	52,648.11	68,238.01	66,560.52	—
	viii	Subsidy Payments	1,881,975.08	1,886,490.46	1,924,776.33	2,734,088.69	—

	ix	Total Interest Collections	$24,259,310.81	$24,365,492.44	$24,756,383.22	$25,463,318.36	$24,822,765.32
	Student Loan Non-Cash Interest Activity
	i	Interest Accrual Adjustment	$688.49	$3,264.91	$27.37	$(387,656.12)	$(573,624.54)
	ii	Capitalized Interest	12,112,940.29	11,736,768.69	12,626,466.28	14,480,637.54	13,221,522.64

	iii	Total Non-Cash Interest Adjustments	$12,113,628.78	$11,740,033.60	$12,626,493.65	$14,092,981.42	$12,647,898.10

	Total Student Loan Interest Activity		$36,372,939.59	$36,105,526.04	$37,382,876.87	$39,556,299.78	$37,470,663.42
(=)	Ending Student Loan Portfolio Balance		$2,317,383,205.58	$2,362,305,420.43	$2,392,475,978.39	$2,425,990,904.31	$2,456,999,589.36
(+)	Interest to be Capitalized		$11,737,802.63	$11,528,132.13	$11,047,870.09	$11,091,332.40	$12,503,642.07
(=)	TOTAL POOL		$2,329,121,008.21	$2,373,833,552.56	$2,403,523,848.48	$2,437,082,236.71	$2,469,503,231.43
(+)	Reserve Account Balance		$5,822,802.52	$5,934,583.88	$6,008,809.62	$6,092,705.59	$6,173,758.08
(=)	Total Adjusted Pool		$2,334,943,810.73	$2,379,768,136.44	$2,409,532,658.10	$2,443,174,942.30	$2,475,676,989.51

XIV. 2003-7 Payment History and CPRs

Distribution	Actual	Since Issued
Date	Pool Balances	CPR *

Sep-03	$2,469,503,231	2.72%

Dec-03	$2,437,082,237	2.75%

Mar-04	$2,403,523,848	2.82%

Jun-04	$2,373,833,553	2.73%

Sep-04	$2,329,121,008	3.15%

* “Since Issued CPR” is based on the current period’s ending pool balance calculated against the original pool balance and assuming cutoff date pool data.